Exhibit 10.22

AMENDMENT NO. 1

DIFFERENTIAL BRANDS GROUP, INC.
2016 STOCK INCENTIVE COMPENSATION PLAN

THIS AMENDMENT NO. 1 to the Differential Brands Group, Inc. 2016 Stock Incentive Compensation Plan (the “Plan”) is made by DIFFERENTIAL BRANDS GROUP, INC., a Delaware corporation.

WHEREAS, pursuant to Section 16(a) of the Plan, the Board of Directors of the Company has the authority to amend the Plan.

NOW THEREFORE, effective October 29, 2018, the Plan is hereby amended as follows:

1.     Subject to and effective upon stockholder approval, the shares available under the Plan pursuant to Section 4(a) shall be increased by 9,196,854 shares to a total of 12,725,963.

2.     References to Differential Brands Group, Inc. throughout the Plan shall be replaced with Centric Brands Inc. to reflect the new name of Differential Brands Group, Inc.

3.     Except as expressly amended hereby, the Plan shall remain unmodified and in full force and effect.

To record the adoption of this Amendment No. 1 to the Plan, Centric Brands Inc. has caused its authorized officer to execute this Amendment No. 1 as of the date first written above.

CENTRIC BRANDS INC.

By:	/s/ Lori Nembirkow
Name:	Lori Nembirkow
Title:	Secretary